THE BANK OF NEW
YORK
 NEW YORKS FIRST BANK  FOUNDED 1784 BY
ALEXANDER HAMILTON
101 BARCLAY STREET, NEW YORK, N.Y. 10286

March 29, 2007

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by the
American Depositary
Receipts each
representing one
hundred (100) Ordinary
Shares of Thiz
Technology Group
Limited (Form F6 File
No. 33399607)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the par value change to HK$0.10 in Thiz Technology Group
Limited of one hundred (100) ordinary shares represented by one American Depositary Share
(the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised Par Value change to Thiz
Technology Group Limited

The Prospectus has been revised to reflect the new par value from HK$0.01 to HK$0.10

EFFECTIVE September 27, 2005, THE
COMPANYS PAR VALUE CHANGED
FROM
	HK$0. 01 TO HK$0.10

Please contact me with any questions or
comments at 212 8152476


Joanne Wang
Assistant Treasurer
The Bank of New York  ADR Division



Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)



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